UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 11, 2011

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 11, 2011, Annaly Capital Management, Inc. (the “Company”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and RCap Securities, Inc. (collectively, the “Underwriters”), relating to the sale of 120,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and the grant of an over-allotment option for an additional 18,000,000 shares of Common Stock to the Underwriters solely to fulfill over-allotments. The offering closed on July 15, 2011. The shares of Common Stock were sold to the Underwriters at a price of $17.47 per share.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Underwriting Agreement in this Item 1.01 are qualified in their entirety by reference to Exhibit 1.1.

RCap Securities, Inc., one of the Underwriters, is a wholly-owned subsidiary of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement, dated July 11, 2011, between the Company and the Underwriters.

5.1	Opinion of K&L Gates LLP with respect to the legality of the shares.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.

By:	/s/ Kathryn Fagan

Name: Kathryn Fagan

Title: Chief Financial Officer

Date: July 15, 2011